UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2010

StemCells, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3155 Porter Drive, Palo Alto, California		94304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650.475.3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On September 20, 2010, StemCells, Inc. (the "Company") terminated the Common Stock Purchase Agreement entered into by the Company and Seaside 88, LP ("Seaside") on June 29, 2010 (the "Purchase Agreement"). Under the terms of the Purchase Agreement, Seaside purchased 7,000,000 shares of Company common stock on June 30, 2010, at a price of $0.865 per share. There were no warrants issued as part of this financing.

Under the terms of the Purchase Agreement, Seaside also committed to purchase an additional 5,000,000 shares of Company common stock, on or about September 22, 2010, at the Subsequent Per Share Purchase Price, as defined in the Purchase Agreement (previously filed as Exhibit 99.1 to the Company’s June 30, 2010 Form 8-K).

However, the Company has decided not to sell these additional shares. The Company has not incurred any early termination penalties in connection with its voluntary termination of the Purchase Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StemCells, Inc.

September 20, 2010	By:	/s/ Kenneth Stratton

Name: Kenneth Stratton
Title: General Counsel